UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2022
Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, NY 10118
(Address of principal executive offices, including zip code)

(646) 710-3417
(Registrant’s telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 11, 2022, Shutterstock, Inc. (the “Company”), completed its acquisition of Pond5, Inc. (“Pond5”) pursuant to that certain Agreement and Plan of Merger, dated May 10, 2022 (the “Merger Agreement”), by and among the Company, Piranha Merger Sub, Inc., a wholly owned subsidiary of the Company (the “Merger Sub”), Pond5, and Fortis Advisors LLC, solely in its capacity as “Shareholders’ Representative,” in connection with which Merger Sub merged with and into Pond5, with Pond5 surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). Capitalized terms used but not defined herein have the meanings assigned to them in the Merger Agreement.

The aggregate consideration payable by the Company in connection with the Merger is $210.0 million in cash (subject to certain customary working capital and other adjustments in accordance with the terms of the Merger Agreement).

The Merger Agreement contains customary representations, warranties and covenants by the Company, Merger Sub and Pond5 that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement.  The Company has obtained a representation and warranty insurance policy to insure against certain losses arising from breaches of, or inaccuracies in, the representations and warranties of Pond5 in the Merger Agreement, which policy is subject to a retention amount, exclusions, policy limits and certain other terms and conditions.  Except with respect to losses arising from Fraud (as defined in the Merger Agreement) and claims for indemnification arising out of certain specified matters, the Company’s recourse against the Shareholders after Closing with respect to breaches of Pond5’s representations and warranties will be limited to an indemnity escrow in the amount of $1.05 million and may be subject to a deductible and other limitations set forth in the Merger Agreement.

The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding its terms, does not purport to be complete and is subject to, and is qualified in its entirety by, the full text, terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Merger Sub or Pond5 or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants of the parties thereto made solely for purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms of the transaction and the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the parties thereto rather than establishing matters as facts.

Credit Agreement

On May 6, 2022 (the “Effective Date”), Shutterstock, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) among the Company, as borrower, certain direct and indirect subsidiaries of the Company as Subsidiary Guarantors, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders.  The Credit Agreement provides for a five-year unsecured revolving loan facility in an aggregate principal amount of $100.0 million. The Credit Agreement provides for a letter of credit subfacility and a swingline facility. The Credit Agreement also permits, subject to the satisfaction of certain conditions, up to $100.0 million of additional revolving loan commitments from one or more of the existing lenders or other lenders (with the consent of the Administrative Agent).

At the Company’s option, revolving loans accrue interest at a per annum rate based on either (i) the base rate plus a margin ranging from 0.125% to 0.500%, determined based on the Company’s consolidated leverage ratio or (ii) the Term SOFR rate (for interest periods of 1, 3 or 6 months) plus a margin ranging from 0.125% to 1.500%, determined based on the Company’s consolidated leverage ratio, plus a credit spread adjustment. The Company is also obligated to pay other customary closing fees, commitment fees and letter of credit fees for a facility of this size and type.

On the Effective Date, the Company borrowed $50 million for use in connection with the acquisition described under “Merger Agreement” above and for general corporate purposes.  The Company may borrow, repay and reborrow funds under the revolving loan facility until May 6, 2027, at which time the revolving loan facility will terminate, and all outstanding revolving loans, together with all accrued and unpaid interest, must be repaid.

The Credit Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries to, among other things, incur debt, grant liens, undergo certain fundamental changes, make investments, make certain restricted payments, dispose of assets, enter into transactions with affiliates, and enter into burdensome agreements, in each case, subject to limitations and exceptions set forth in the Credit Agreement.  The Company is also required to maintain compliance with a consolidated leverage ratio and a consolidated interest coverage ratio, in each case, determined in accordance with the terms of the Credit Agreement.

The Credit Agreement also contains customary events of default that include, among other things, certain payment defaults, cross defaults to other indebtedness, inaccuracy of representations and warranties, covenant defaults, change of control defaults, judgment defaults, and bankruptcy and insolvency defaults.  If an event of default exists, the Agent on behalf of the lenders may require immediate payment of all obligations under the Credit Agreement and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law.  Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 hereto and is hereby incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2022, the Company’s board of directors (the “Board”) appointed Paul J. Hennessy as Chief Executive Officer of the Company, effective July 1, 2022. Mr. Hennessy, age 57, has served as a member of our Board since April 2015. Since June 2016, he has served as Chief Executive Officer and member of the Board of Directors of Vroom, Inc., an online pre-owned car retailer. Prior to joining Vroom, from April 2015 through June 2016, he served as Chief Executive Officer of priceline.com, a provider of online travel and travel related reservation and search services. From November 2011 to March 2015, he served as Chief Marketing Officer of Booking.com, an online booking accommodations provider. From July 2006 to October 2011, he was Chief Distribution Officer of priceline.com. The selection of Mr. Hennessy to serve as Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Hennessy and any director or other executive officer of the Company, and there are no related persons transactions between the Company and Mr. Hennessy reportable under Item 404(a) of Regulation S-K.

On May 8, 2022 the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Hennessy under which he will serve, on an “at will” basis, as the Chief Executive Officer of the Company, beginning on July 1, 2022. Mr. Hennessy’s base salary will be $700,000 per annum, and he will be eligible to earn an annual cash incentive bonus with an initial target amount equal to 100% of his annual base salary.  Subject to the approval of the Board, following Mr. Hennessy’s start date, the Company will grant an award of restricted Company stock units (“RSUs”) to him having a value equal to $15 million (determined based on the average closing price of Company stock during the thirty day period prior to the grant date). The RSUs will vest 33% on each of the first and second anniversaries of the grant date and 34% on the third anniversary, provided Mr. Hennessy’s employment continues through the applicable vesting date. Subject to the approval of the Board, the Company will also grant an award of performance Company restricted stock units (“PSUs”) to him with a fair market value equal to $15 million (determined based on the average closing price of Company stock during the thirty day period prior to the grant date). The PSUs will provide for vesting on July 1, 2025, contingent on achievement of targets and completion of service requirements to be established and approved by the Board prior to December 31, 2022.

In the event the Company terminates Mr. Hennessy’s employment without cause (as defined in the Employment Agreement) and not within twelve months following a change in control, the Company will continue to pay his base salary for eighteen months following termination, he will be reimbursed for certain medical insurance premiums for up to eighteen months, 100% of the unvested RSUs will immediately vest, a pro-rated portion of the PSUs ultimately earned based on achievement of the performance targets will vest, and he will receive a pro-rated annual bonus for the year of termination.

In the event the Company terminates Mr. Hennessy’s employment without cause or he terminates his employment for good reason (as defined in the Employment Agreement), in either case within twelve months following a change in control, he will receive a lump sum payment equal to eighteen months’ of his base salary, he will be reimbursed for certain medical insurance premiums for up to twelve months, unless otherwise set forth in a PSU award agreement, all of his unvested equity awards will immediately vest, and he will receive an immediate lump sum payment equal to his target bonus amount for the year of termination.

The receipt of any severance benefits is conditioned on Mr. Hennessy’s entry into a separation agreement, including a release of any claims against the Company, and compliance with a non-disclosure agreement providing for confidentiality obligations, non-solicitation and non-competition covenants and intellectual property assignments.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.2.

As a result of Mr. Hennessy’s appointment as Chief Executive Officer, he will no longer be “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of the New York Stock Exchange (the “NYSE”). Accordingly, he has resigned from the Company’s compensation committee and audit committee, effective May 9, 2022. The Board has appointed Rachna Bhasin to serve on the Company’s audit committee, effective May 9, 2022. The Board, in its business judgment, has determined that Ms. Bhasin meets the independence criteria prescribed by the Securities Exchange Act of 1934 and SEC rules and regulations and meets the NYSE’s financial literacy requirements for audit committee members.

Item 7.01	Regulation FD Disclosure.

On May 11, 2022, the Company issued a press release regarding its acquisition of Pond5. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 11 2022, the Company posted a slide presentation regarding its acquisition of Pond5 to the Company’s website at https://investor.shutterstock.com. The slide presentation is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 11, 2022, the Company issued a press release regarding its appointment of Mr. Hennessy as Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Items 7.01, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Agreement and Plan of Merger, dated May 10, 2022.
10.1*
Credit Agreement, dated as of May 6, 2022, by and among Shutterstock, Inc., as borrower, certain subsidiary guarantors, certain financial institutions, as lenders, and Bank of America, N.A., as administrative agent for such lenders.

10.2	Employment Agreement between Paul J. Hennessy and Shutterstock, Inc. dated May 8, 2022.
99.1	Press release entitled “Shutterstock Acquires Pond5, the World’s Largest Video Marketplace” dated May 11, 2022.
99.2	Slide presentation entitled “Shutterstock Acquisition of Pond5” dated May 11, 2022.
99.3	Press release entitled “Shutterstock Appoints Paul Hennessy Chief Executive Officer” dated May 11, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits upon request. Pursuant to Item 601(a)(6) of Regulation S-K, certain information has been redacted or omitted and marked by brackets and asterisks.

FORWARD-LOOKING STATEMENTS
This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, future dividends, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our competitive position and the COVID-19 pandemic. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this Form 8-K are made only as of this date and Shutterstock assumes no obligation to update the information included in this Form 8-K or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: May 11, 2022	By:	/s/ Jarrod Yahes
Jarrod Yahes
Chief Financial Officer